Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071    1,233,056,615
CITIGROUP INC.                              52-1568099      624,598,528
BANK OF AMERICA SECURITIES LLC              56-2058405      641,355,131
JPMORGAN CHASE & CO.                        13-3224016      587,724,498
BARCLAYS CAPITAL INC.                       05-0346412      574,138,421
RBS SECURITIES, INC.                        13-3272275      425,115,485
CREDIT AGRICOLE                             00-0000000      393,603,973
ICAP CORPORATES                             00-0000000      391,314,314
DEUTSCHE BANK SECURITIES, INC.              13-2730328      346,791,967
WELLS FARGO BANK                            41-0449260      337,022,356






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071        1.626,288
CITIGROUP INC.                              52-1568099       48,445,926
BANK OF AMERICA SECURITIES LLC              56-2058405       28,973,279
JPMORGAN CHASE & CO.                        13-3224016       68,002,722
BARCLAYS CAPITAL INC.                       05-0346412       44,244,407
RBS SECURITIES, INC.                        13-3272275          871,808
CREDIT AGRICOLE                             00-0000000           12,188
ICAP CORPORATES                             00-0000000            3,125
DEUTSCHE BANK SECURITIES, INC.              13-2730328       39,622,249
WELLS FARGO BANK                            41-0449260        8,255,577




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
   7,460,080,192   D. Total Sales: 352,194,998

                               SCREEN NUMBER : 12